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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in Amendment No. 5 to this registration statement on Form S-1 (No. 333-73065) of our report dated February 24, 1999, on our audits of the financial statements of NorthPoint Communications, Inc. as of December 31, 1997 and 1998, for the period from May 16, 1997 (date of inception) through December 31, 1997, and for the year ended December 31, 1998. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                        /s/ PricewaterhouseCoopers LLP

San Francisco, California

May 5, 1999